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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of our report dated August 15, 1996, (except for Note 9, as to which the date is November 5, 1996), relating to the financial statements of Woodland Industries, Inc. (an S corporation) and to the reference to our firm under the caption "Experts" in the Prospectus.


                                /s/  McNair, McLemore, Middlebrooks & Co., LLP
                                ------------------------------------------------
                                McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

Macon, Georgia
December 26, 1996